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Exhibit 10.24

SEPARATION AGREEMENT AND RELEASE

RECITALS

        This Separation Agreement and Release ("Agreement") is made by and between John Hanlon ("Employee") and Accelrys, Inc. ("Company") (jointly referred to as the "Parties"):

        WHEREAS, Employee was employed by the Company;

        WHEREAS, the Company and Employee entered into a Proprietary Information and Inventions Agreement on May 28, 2002 (the "Confidentiality Agreement");

        WHEREAS, Employee was separated from his employment with the Company effective February 5, 2005 (the "Separation Date");

        WHEREAS, the Company and Employee have entered into the stock option agreements (the "Stock Option Agreements") listed on Schedule A annexed hereto granting Employee the option to purchase an aggregate ninety-five, three hundred and sixty-two thousand (95,362) shares of the Company's common stock subject to the terms and conditions of the applicable stock option plan(s) referred to on Schedule A;

        WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions and demands that the Employee may have against the Company, including, but not limited to, any and all claims arising or in any way related to Employee's employment with or separation from the Company;

        NOW THEREFORE, in consideration of the promises made herein, the Parties hereby agree as follows:

COVENANTS

1)
Consideration.

(a)
Payment.    The Company agrees to pay Employee the sum of two hundred and seventy-five thousand dollars ($275,000), which is the equivalent of twelve months of Employee's base salary, less applicable withholding. This payment will be made in accordance with the Company's regular semi-monthly payroll practices over the ensuing twelve months.

(b)
Reimbursement of Business Expenses.    The Company agrees to reimburse Employee for his reasonable and actual business expenses incurred pursuant to normal Company policies during the period ending on January 31, 2005. The Parties agree that the Company's obligations under this Section 1(b) are expressly conditioned upon Employee timely providing receipts or other records which verify Employee's business expenses.

(c)
Laptop Computer:    The Company agrees to allow Employee to take possession of the laptop computer and docking station currently assigned to him. Employee acknowledges and agrees, consistent with his obligations under the Confidentiality Agreement and Section 3 of this Agreement, that he will remove and not retain all Company property contained on this laptop by the Effective Date of this Agreement.

(d)
D&O Insurance.    The Parties acknowledge and agree that Employee will receive the benefit of the Company's Director & Officer ("D&O") Liability Insurance Policy for any actions taken by Employee in the course and scope of his employment with the Company through the Separation Date, pursuant to the terms of this Policy. The Parties acknowledge, however, that nothing in this Agreement is intended to or has the effect of altering or modifying the terms and conditions of the Company's D&O Liability Insurance Policy or the benefits provided to Employee thereunder.

  (e)
  Stock Options.    The Parties agree that for purposes of determining the number of shares of the Company's common stock which Employee is entitled to purchase from the Company, pursuant to the exercise of outstanding options, the Employee will be considered to have vested only up to the Separation Date. Employee acknowledges that as of the Separation Date, he will have vested in 95,362 options and no more. The post-separation exercisability period(s) set forth in each of the Stock Option Agreements or any other instrument, agreement, notice or other document contemplated therein is hereby amended to provide that the applicable option(s) shall be exercisable for twelve (12) months after the Separation Date, subject to any earlier termination of such option(s) as provided for in the applicable Stock Option Agreement or stock option plan. Employee understands that the amendment to the option(s) held by Employee to extend the post-separation exercise period thereof may disqualify the option(s) as an incentive stock option and may result in Employee having a non-qualified stock option(s). Employee further understands that, in any event, any incentive stock option currently held by Employee will automatically convert into a non-qualified stock option three (3) months and one (1) day after the Separation Date. Employee represents that he has consulted with any tax consultants he deems advisable in connection with the execution of this Agreement, and specifically the amendment of the terms of exercisability of Employee's stock options as contemplated herein, and that Employee is not relying on the Company for any tax or financial advice. To the extent not expressly amended hereby, the Stock Option Agreements remain in full force and effect, and the exercise of any stock options shall continue to be subject to the terms and conditions of the Stock Option Agreements.

2)
Benefits.    Employee's health and dental insurance benefits will cease on February 28, 2005, subject to Employee's right to continue Employee's health and dental insurance under COBRA. Employee's participation in all other benefits and incidents of employment ceased on the Separation Date. Employee ceased accruing employee benefits, including, but not limited to, vacation time and paid time off, as of the Separation Date. Should the Employee elect continuation of medical and/or dental coverage under COBRA, the Company will agree to reimburse the Employee for the monthly premiums associated with these coverages for a period not to exceed the 11 months through a period not to exceed January 31, 2006. In the event that the Employee becomes employed by another employer during this period in a same or similar capacity to that which he holds with the Company, the Employee will agree to notify the Company of this and the Company's obligation to continue reimbursement of these benefits will immediately discontinue.

3)
Confidential Information.    Employee shall continue to maintain the confidentiality of all confidential and proprietary information of the Company and shall continue to comply with the terms and conditions of the Confidentiality Agreement between Employee and the Company. Employee shall return all of the Company's property and confidential and proprietary information in his possession to the Company, other than the laptop identified in Section 1(c) of this Agreement. By signing this Agreement, Employee represents and declares under penalty of perjury under the laws of the State of California that he has returned all Company property.

4)
Payment of Salary.    Employee acknowledges and represents that the Company has paid all salary, wages, bonuses, accrued vacation, commissions and any and all other benefits due to Employee.

5)
Release of Claims.    Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its officers, managers, supervisors, agents and employees. Employee, on his own behalf, and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby fully and forever releases the Company and its officers, directors, employees, agents, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns ("the Releasees"), from, and agrees not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation:

  (a)
  any and all claims relating to or arising from Employee's employment relationship with the Company and the termination of that relationship;

  (b)
  any and all claims relating to, or arising from, Employee's right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

  (c)
  any and all claims under the law of any jurisdiction including, but not limited to, wrongful discharge of employment, constructive discharge from employment, termination in violation of public policy, discrimination, breach of contract, both express and implied, breach of a covenant of good faith and fair dealing, both express and implied, promissory estoppel, negligent or intentional infliction of emotional distress, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment, and conversion;

  (d)
  any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, the Older Workers Benefit Protection Act, the Family and Medical Leave Act, the California Family Rights Act, the California Fair Employment and Housing Act, and the California Labor Code;

  (e)
  any and all claims for violation of the federal, or any state, constitution;

  (f)
  any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

  (g)
  any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

  (h)
  any and all claims for attorneys' fees and costs.

The Company and Employee agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.

6)
Acknowledgement of Waiver of Claims Under ADEA.    Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. The Parties agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that

(a)
he should consult with an attorney prior to executing this Agreement;

(b)
he has up to twenty-one (21) days within which to consider this Agreement;

(c)
he has seven (7) days following his/her execution of this Agreement to revoke the Agreement;

(d)
this Agreement shall not be effective until the revocation period has expired; and

(e)
nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs from doing so, unless specifically authorized by federal law.

7)
Civil Code Section 1542.    Employee represents that he is not aware of any claim by him other than the claims that are released by this Agreement. Employee acknowledges that he has had the opportunity to be advised by legal counsel and is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Employee, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

8)
No Pending or Future Lawsuits.    Employee represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein. Employee also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein.

9)
Confidentiality.    The Parties acknowledge that Employee's agreement to keep the terms and conditions of this Agreement confidential was a material factor on which all parties relied in entering into this Agreement. Employee hereto agrees to use his best efforts to maintain in confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as "Settlement Information"). Employee agrees to take every reasonable precaution to prevent disclosure of any Settlement Information to third parties, and agrees that there will be no publicity, directly or indirectly, concerning any Settlement Information. Employee agrees to take every precaution to disclose Settlement Information only to those attorneys, accountants, governmental entities, and family members who have a reasonable need to know of such Settlement Information.

10)
No Cooperation.    Employee agrees he will not act in any manner that might damage the business of the Company. Employee agrees that he will not encourage, counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so. Employee shall inform the Company in writing within three (3) days of receiving any such subpoena or other court order.

11)
Mutual Non-Disparagement.    Each party agrees to refrain from any defamation, libel or slander of the other, or tortious interference with the contracts and relationships of the other. All inquiries by potential future employers of Employee will be directed to Human Resources. Upon inquiry, the Company shall only state the following: Employee's last position and dates of employment. The Company's obligations under this section extend only to then current executives, officers, members of the Board of Directors, and managing agents, and only for so long as those individuals are employees and/or directors of the Company.

12)
No Application for Employment.    Employee understands and agrees that, as a condition of this Agreement, Employee shall not be entitled to any employment with the Company, its subsidiaries and any successor, and Employee hereby waives any right, or alleged right, of employment or re-employment with the Company, its subsidiaries and any successor. Employee also waives any right to work as an independent contractor for the Company, its subsidiaries and any successor. Employee further agrees not to apply for employment or to work as an independent contractor with the Company, its subsidiaries or any successor.

13)
Non-Solicitation.    Employee agrees that for a period of twelve (12) months immediately following the Effective Date of this Agreement, Employee shall not either directly or indirectly solicit,

  induce, recruit or encourage any of the Company's employees or consultants to leave their employment, or attempt to do so, either for himself or any other person or entity.

14)
Breach.    Employee acknowledges and agrees that any breach of any provision of this Agreement shall constitute a material breach of this Agreement and shall entitle the Company immediately to recover and/or cease the severance benefits provided to Employee under this Agreement. In addition, to the extent that it is consistent with Section 16 below, Employee shall also be responsible to the Company for all costs, attorneys' fees and any and all damages incurred by the Company (a) enforcing the obligation, including the bringing of any suit to recover the monetary consideration, and (b) defending against a claim or suit brought or pursued by Employee in violation of this Agreement.

15)
No Admission of Liability.    The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of actual or potential disputed claims. No action taken by the Parties hereto, or either of them, either previously or in connection with this Agreement shall be deemed or construed to be:

(a)
an admission of the truth or falsity of any claims made or any potential claims; or

(b)
an acknowledgment or admission by either party of any fault or liability whatsoever to the other party or to any third party.

16)
Costs.    The Parties shall each bear their own costs, expert fees, attorneys' fees and other fees incurred in connection with this Agreement, except as provided herein.

17)
Arbitration.    The Parties agree that any and all disputes arising out of the terms of this Agreement, their interpretation, and any of the matters herein released, shall be subject to binding arbitration in San Diego County before the American Arbitration Association under its National Rules for the Resolution of Employment Disputes, supplemented by the California Code of Civil Procedure. The Parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The Parties agree that the prevailing party in any arbitration shall be awarded its reasonable attorneys' fees and costs. The Parties hereby agree to waive their right to have any dispute between them resolved in a court of law by a judge or jury. This paragraph will not prevent either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of their dispute relating to Employee's obligations under this Agreement and the Confidentiality Agreement.

18)
Authority.    The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

19)
No Representations.    Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. In entering into this Agreement, neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

20)
Severability.    In the event that any provision, or any portion thereof, becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision or portion of said provision.

21)
Entire Agreement.    This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee's relationship with the Company, and supersedes and replaces any and all prior agreements and understandings between the Parties concerning the subject matter of this Agreement and

  Employee's relationship with the Company, with the exception of the Stock Option Agreements, the applicable stock option plan(s) and the Confidentiality Agreement.

22)
No Waiver.    The failure of the Company to insist upon the performance of any of the terms and conditions in this Agreement, or the failure to prosecute any breach of any of the terms and conditions of this Agreement, shall not be construed thereafter as a waiver of any such terms or conditions. This entire Agreement shall remain in full force and effect as if no such forbearance or failure of performance had occurred.

23)
No Oral Modification.    This Agreement may only be amended in a writing signed by Employee and the Chief Executive Officer of the Company.

24)
Governing Law.    This Agreement shall be construed, interpreted, governed, and enforced in accordance with the laws of the State of California, without regard to choice-of-law provisions. Employee hereby consents to personal and exclusive jurisdiction and venue in the State of California.

25)
Effective Date.    This Agreement is effective after it has been signed by both Parties and after seven (7) days have passed since Employee signed this Agreement.

26)
Counterparts.    This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

27)
Voluntary Execution of Agreement.    This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

(a)
They have read this Agreement;

(b)
They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

(c)
They understand the terms and consequences of this Agreement and of the releases it contains; and

(d)
They are fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

ACCELRYS, INC.
Dated:	February 5, 2005	By:	/s/ MARK EMKJER Mark Emkjer Chief Executive Officer

JOHN HANLON, an individual
Dated:	February 5, 2005	By:	/s/ JOHN HANLON John Hanlon

Optionee Statement
Schedule A

Exercisable as of 2/5/2005

Grant Date	Expiration Date	Plan ID	Grant Type	Options Granted	Option Price	Options Outstanding	Options Exercisable
5/29/2002	5/29/2012	94IS	Non-Qualified	19,479	$7.98	19,479	19,479
5/29/2002	5/29/2012	94IS	Incentive	14,716	$7.98	14,716	14,716
5/29/2002	5/29/2012	94IS	Non-Qualified	25,918	$7.98	25,918	9,330
5/29/2002	5/29/2012	94IS	Incentive	27,181	$7.98	27,181	9,785
2/5/2003	2/5/2013	94IS	Non-Qualified	20,813	$4.57	20,813	20,813
2/5/2003	2/5/2013	94IS	Incentive	7,581	$4.57	7,581	2,229
2/5/2003	2/5/2013	94IS	Non-Qualified	64,636	$4.57	64,636	19,010
3/16/2004	3/16/2014	94IS	Non-Qualified	19,880	$14.37	19,880	0
3/16/2004	3/16/2014	94IS	Incentive	7,306	$14.37	7,306	0

Optionee Totals				207,510		207,510	95,362

QuickLinks

  Exhibit 10.24
SEPARATION AGREEMENT AND RELEASE RECITALS
COVENANTS